9
ORLANDO/IOPPOLOF/5037/3vx01!.DOC/2/26/97


Exhibit 10.22

                             LEASE


THE STATE OF FLORIDA
COUNTY OF PALM BEACH
     This lease is made and executed in duplicate by and between DAVID BUMGARDNER, SR., of 13365 Doubletree Circle, Wellington, State of Florida, "lessor," and FIRST CHOICE AUTO FINANCE, INC., a Florida corporation, of 225 North Military Trail, West Palm Beach, State of Florida, "lessee."

                           SECTION I
                    DESCRIPTION OF PREMISES
     Lessor leases to lessee, and lessee hires from lessor, the premises located at 225 North Military Trail and adjoining parcels, West Palm Beach, State of Florida, and described more particularly as follows:
          FERRIS PARK
          LTS 9 TO 12 (LESS N 8 FT), E 10 FT OF LT 13 & LTS 14  &
          15 (LESS N 8 FT) LT 16 (LESS N 8 FT & E 10 FT) LTS 11 ,
          10,  23 (LESS E 10 FT) LTS 17 TO 23 (LESS E 10 FT)  LTS
          25 & 26 & E 10 FT, LOT 26 & LTS 27 TO 30 AND ABND ALLEY
          LYG E O AND ADJ 2 LOTS 15 & 24

          FERRIS PARK
          LTS 46 TO 48 INC.

                           SECTION II
                              TERM
     The term of this lease is for a period of five years beginning February 13, 1997 and terminating at midnight on February 13, 2002.

                          SECTION III
                              RENT
     The total rent of this lease is the sum of $720,000.00. Lessee agrees to pay lessor this amount in installments of $12,000.00 each month, payable to lessor at 13365 Doubletree Circle, Wellington, State of Florida, beginning on the first day of this lease and payable on the same day of each month thereafter during the term of this lease.
     Upon the execution of this lease, lessee agrees and lessor acknowledges receipt herein the sum of $24,000.00 plus sales tax in the amount of $1,440.00 representing first and last month's installments of the term of this lease.
                           SECTION IV
                        STATE SALES TAX
     In addition to rent lessee shall be responsible for payment of state sales tax for the leased premises. The current rate is six (6%) percent to be paid in addition to and included in the monthly rental installments. Any increase in the state sales tax will be borne by lessee and included in the monthly rental installments.
                           SECTION V
         PAYMENT OF REAL PROPERTY TAXES AND ASSESSMENTS
     Lessee, in addition to the fixed rent provided for herein, shall pay all taxes and assessments upon the leased premises, and upon the buildings and improvements thereon, which are assessed during the lease term. All taxes assessed prior to but payable in whole or in installments after the effective date of the lease term, and all taxes assessed during the term payable in whole or in installments after the lease term, shall be adjusted and prorated, so that lessor shall pay its prorated share for the period prior to and for the period subsequent to the lease term and lessee shall pay its prorated share for the lease term.
     Lessor agrees to provide to lessee Notice of Assessment of Real Property Taxes and Assessments and lessee shall have fifteen (15) days after receipt of same in which to pay the assessed value of the real property. Lessee may dispute and contest any taxes by appropriate proceedings diligently conducted in good faith. Any excess amounts paid by lessee to lessor for any taxes shall be promptly refunded to lessee.
                           SECTION VI
                        USE OF PREMISES
     The premises are leased to be used for the purposes of automobile sales, financing and any related or ancillary use. Lessee agrees to restrict its use to those purposes, and not to use, or permit the use of, the premises for any other purpose without first obtaining the consent in writing of lessor, or of lessor's authorized agent.
                          SECTION VII
                        OPTION TO RENEW
     Lessor grants lessee an option to renew this lease for two additional five year terms at a base rental of $720,000.00 for each term. All other terms, covenants, and conditions of the renewal lease shall be the same as those contained herein. To exercise such option, lessee must give lessor written notice of its intention to renew said lease at least ninety (90) days prior to the expiration of each term.
     The rent for each lease year of any of the extended terms provided for in this lease shall be $144,000.00 plus such additional amount, if any, as shall be sufficient to give to lessor for each lease year during such extended terms a total annual net rent equal to the purchasing power of $144,000.00 during January, 1997. Said rent for any renewal term shall be paid in equal monthly installments.
     Within thirty (30) days after the publication and issuance thereof, lessor shall deliver to lessee a true copy of the Consumer Price Index, hereinafter called the Index, for all items of the Bureau of Labor
Statistics of the United States Department of Labor for the month of January, 1997, hereinafter called the base month, for the month of January, 2002, and for the corresponding month in each lease year thereafter. If the Index for the month of January 2002, and for each corresponding month in each lease year thereafter shows a decrease in the purchasing power of $144,000.00 as compared, in each such case, to the Index for the month ending January, 1997, lessor, as soon as possible after the delivery of each Index subsequent to the Index for the base month, shall furnish lessee with the computation of the additional amount, if any, to be paid by lessee for the lease year in question. Such additional amount shall be divided and paid in 12 equal monthly installments during each such lease year. Pending the determination of the additional amount, if any, to be paid by lessee, lessee shall continue to pay the net rent at the rate of $144,000.00 per annum. When said additional amount has been determined, lessee shall pay to lessor, on the date of rent payment for the month immediately following the date lessor furnished to lessee the computation thereof, the number of installments that shall have elapsed from the commencement of the lease year in question up to and including the current month.
     If at the time required for the determination of the additional rent the Index is no longer published or issued, or if at that time lessor and lessee mutually agree that the Index does not accurately reflect, in relationship to the base date, the purchasing power of $144,000.00, the parties shall mutually agree upon such other index as is then generally recognized and accepted for similar determinations of purchasing power. If the parties are unable to agree on the selection of an index which would most accurately carry out the intent hereof, or if there is a dispute with respect to the computation of the additional rent as herein provided, then the issue with respect thereto shall be determined by arbitration as provided for in this lease.
                          SECTION VIII
      PROHIBITION AGAINST WASTE, NUISANCE OR UNLAWFUL USE
     Lessee shall not commit, or allow to be committed, any waste on the premises, create or allow any nuisance to exist on the premises, or use or allow the premises to be used for any unlawful purpose.
                           SECTION IX
                      PAYMENT OF UTILITIES
     Lessee shall pay for all utilities furnished to the premises for the term of this lease, including electricity, gas, water, and telephone service.
                           SECTION X
                    REPAIRS AND MAINTENANCE
     Lessee, at its expense, shall maintain and keep the premises, including without limitation, windows, doors, skylights, adjacent sidewalks, storefront, and interior walls, in good repair. This provision shall be deemed a material provision of this lease.
                           SECTION XI
        DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES
     Lessor represents that the premises are in fit condition for use as described herein. Lessee agrees to accept the premises on possession as being in a good state of repair and in sanitary condition. Lessee agrees to surrender the premises to lessor at the end of the lease term, if the lease is not renewed, in the same condition as when lessee took possession, allowing for reasonable use and wear, and damage by acts of God, including fire and storms. Lessee agrees to remove all business signs or symbols placed on the premises by lessee before redelivery of the premises to lessor, and to restore the portion of the premises on which said signs or symbols were placed in the same condition as before such placement.
                          SECTION XII
                    DESTRUCTION OF PREMISES
     Partial destruction of the leased premises shall not render this lease void or voidable, or terminate it except as provided herein.
     If the premises are partially destroyed during the term of this lease, lessee shall repair them, when such repairs can be made, in conformity with local, state, and federal laws and regulations, within 120 days of the partial destruction. Rent for the premises will remain in effect during repairs. If the repairs cannot be so made within the time limited, lessor has the option to make said repairs within a reasonable time and continue this lease in effect with rent abated proportionally for that portion of the leased premises lessee reasonably determines is unusable. If the repairs cannot be made in 180 days, and if lessor does not attempt to make said repairs within a reasonable time, either party to this lease has the option to terminate the lease.
     A total destruction of the premises, or of the building, shall terminate this lease. In the event of any dispute between lessor and lessee relative to the provisions of this Section or Section XXIII, the parties shall submit their dispute to arbitration in accordance with the rules of the American Arbitration Association, and the arbitration shall be final and binding upon both lessor and lessee, and the cost of such arbitration shall be borne by the substantially non-prevailing party.
                          SECTION XIII
     LESSOR'S RIGHT TO INSPECT, REPAIR, AND MAINTAIN PREMISES
     Lessor reserves the right to enter the premises at reasonable times and with advanced written notice from lessor to lessee to inspect the leased premises. Should lessee be in default under this lease, lessor shall have the right to perform any maintenance and repair required under this lease to any part of the building upon the leased premises. Lessor may, in connection with such repairs, reasonably erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment without any obligation to reduce lessee's rent for the premises during such period, and without incurring liability to lessee for disturbance of quiet enjoyment of the premises, or loss of occupation of the premises.
                          SECTION XIV
                   POSTING OF SIGNS BY LESSOR
     Lessor reserves the right to place "For Sale" signs on the premises at any time during the lease, or "For Lease" or "For Rent" signs on the premises at any time within ninety days of expiration of the lease, if lessee has not exercised its option to renew, and lessee agrees to permit lessor to do so.
                           SECTION XV
        POSTING OF SIGNS, AWNINGS, OR MARQUEES BY LESSEE
     Lessee agrees that it will not construct or place, or permit to be constructed or placed, signs, awnings, marquees, or other structures projecting from the exterior of the premises without lessor's written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Lessee further agrees to remove signs, displays, advertisements or decorations it has placed, or permitted to be placed, on the premises, which violate any governmental ordinance, are reasonably offensive or otherwise reasonably objectionable. If lessee fails to remove such signs, displays, advertisements, or decorations within thirty (30) days after receiving prior written notice from lessor to remove them, lessor reserves the right to enter the premises and remove them, at lessee's expense.
                          SECTION XVI
     INDEMNIFICATION, HOLD HARMLESS AND LIABILITY INSURANCE
     Lessee agrees to procure and maintain in force during the term of this lease and any extension of this lease, at its expense, public liability insurance adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the leased premises, in an amount no less than $1 million for each person injured, $2 million for any one accident, and $250,000 for property damage. The insurance policies shall provide coverage for lessor's contingent liability on such claims or losses. Proof of such insurance will be provided to lessor upon request by lessor. Lessee agrees to obtain a written obligation from the insurers to notify lessor in writing at least thirty
(30) days prior to cancellation or refusal to renew any policies. Lessee agrees that, if the insurance policies are not kept in force during the entire term of this lease and any extension of this lease, lessor may procure the necessary insurance, pay the premium, and that premium shall be repaid to lessor as an additional rent installment for the month following the date on which such premiums are paid.
     Lessee shall indemnify lessor against all liabilities, expenses, and losses incurred by lessor as a result of (a) failure by lessee to perform any covenant required to be performed by lessee hereunder; (b) any accident, injury, or damage which shall happen in or about the leased premises or appurtenances, or on or under the adjoining streets, sidewalks, curbs, or vaults, or resulting from the condition of the leased premises not in existence on the date hereof or from the maintenance or operation of the leased premises during the term of this lease. Lessor shall indemnify lessee against all liabilities, expenses, and losses incurred by lessee as a result of failure by lessor to perform any covenant required to be performed by lessor hereunder.
                          SECTION XVII
                     ASSIGNMENT OR SUBLEASE
     Lessee agrees not to assign or sublease the leased premises, any part thereof, or any right or privilege connected with the premises, or to allow any other person, except lessee's agents and employees, to occupy the premises or any part of the premises, without first obtaining lessor's written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Consent by lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons. Lessee's unauthorized assignment, sublease, or license to occupy shall be void, and shall terminate the lease at lessor's option. Lessee's interest in this lease is not assignable by operation of law, nor is any assignment of its interest in it, without lessor's written consent.
     Lessee shall have the right in the event of a merger, consolidation, reorganization, or recapitalization, whether or not lessee survives as the surviving corporation, to assign or transfer this lease to such surviving corporation. Such right of assignment of transfer shall, however, be limited to an assignee whose book value is equal to or greater than the book value of lessee at the time of such assignment or transfer. In the event lessee contemplates making an assignment or transfer as provided in this section, lessee shall give thirty (30) days notice to lessor of its intent to make such assignment or transfer and shall furnish to lessor all pertinent information as to the book value of the proposed assignee. Upon assignment or transfer, as provided in this section, the liability of lessee shall terminate and lessor shall look to the assignee for performance under this lease provided such assignee agrees in writing to be bound by the terms and conditions of this lease as though an original signatory to this agreement.
     Except as otherwise expressly provided in this lease, lessee shall remain fully liable on this lease and shall not be released from performing any of the terms, covenants, and conditions of this lease unless lessor consents.
     Lessee immediately and irrevocably assigns to lessor, as security for lessee's obligations under this lease, all rent from any subletting of all or a part of the premises as permitted by this lease, and lessor, as assignee and as attorney-in-fact for lessee, or a receiver for lessee appointed on lessor's application, may collect such rent and apply it toward lessee's obligations under this lease, except that, unless there is a continuing default hereunder by lessee, lessee shall have the right to collect such rent.
     Lessee   agrees  to  reimburse  lessor  for  all  expenses,  including reasonable attorneys' fees, incurred by lessor in connection with any requested and permitted assignment or subleasing. Such sum shall be in addition to the attorneys' fees and costs allowed under this lease.
                         SECTION XVIII
                            DEFAULT
     The following shall constitute a default under this lease:
     a. if lessee fails to cure a breach for payment of amounts due under this lease within fifteen (15) days after any such payment is due;
     b. if either party breaches a material term of this lease (other than a default described in paragraph XVIII(a) above) and fails to cure such breach within thirty (30) days after written notice of such breach is received by the defaulting party from the non-defaulting party; provided, however, that if such breach is capable of being cured, but not within such 30-day period, this lease may not be terminated so long as the defaulting party commences appropriate curative action within such 30-day period and thereafter diligently prosecutes such cure to completion as promptly as possible;
     Should lessor be in default under this lease, then lessee in addition to, but not in limitation of any other right or remedy, may at its option, either remedy the condition or matter referred to in said notice, and lessor agrees to reimburse lessee for any expense reasonably incurred in connection therewith, and if lessor fails to reimburse lessee within ten days after being submitted a written bill for monies so expended, lessee may deduct said sum from the next ensuing rental payment or payments or pursue any other remedy provided at law or in equity.
     Should lessee be in default under this lease, lessor shall have the following remedies in addition to his other rights and remedies in such event:
     a. Reentry. Lessor has the right to obtain possession of the premises as provided by law.
     b. Termination. After reentry, lessor may terminate the lease on giving thirty (30) days written notice of such termination to lessee. Reentry only, without notice of termination, will not terminate the lease.
     c. Reletting Premises. After reentering, lessor may relet the premises or any part thereof, for any term, without terminating the lease at such rent and on such terms as he may choose. Lessor may make repairs to the premises.
     (1) Liability of Lessee on Reletting. Lessee shall be liable to lessor in addition to his other liability for breach of the lease for all reasonable expenses of the reletting, and any repairs made, which lessor may reasonably incur. In addition, lessee shall be liable to lessor for the difference between the rent received by lessor under the reletting and the rent installments that are due for the same period under this lease.
     (2) Application of Rent on Reletting. Lessor at his option may apply the rent received from reletting the premises as follows:
     (a) To reduce lessee's indebtedness to lessor under the lease, not including indebtedness for rent;
     (b)  To reasonable expenses of the reletting and repairs made;
     (c ) To rent due under this lease;
     (d)  To payment of future rent under this lease as it becomes due.
     If the new lessee does not pay a rent installment promptly to lessor, and the rent installment has been credited in advance of payment to lessee's indebtedness other than rent, or if rentals from the new lessee have been otherwise applied by lessor as provided for in this lease, and during any rent installment period are less than the rent payable for the corresponding installment period under this lease, lessee agrees to pay lessor the deficiency separately for each rent-installment deficiency period, and before the end of that period.
                          SECTION XIX
                            NOTICES
     Notices given pursuant to the provisions of this lease, or necessary to carry out its provisions, shall be in writing, and delivered personally to the person to whom the notice is to be given, or mailed postage prepaid, addressed to such person. Lessor's address for this purpose shall be 13365 Doubletree Circle, Wellington, Florida, or such other address as he may in writing designate to lessee. Notices to lessee may be addressed to lessee at the leased premises.
                           SECTION XX
                              QUIET ENJOYMENT
     Lessor covenants, warrants and represents that lessor has full right and power to execute and perform this lease, and to grant the estate demised herein; and that lessee, upon the payment of the rent herein reserved and performance of the covenants and agreements herein contained shall peaceably and quietly have, hold and enjoy the leased premises and all rights, easements, covenants and privileges belonging or in any way appertaining thereto.
                          SECTION XXI
            BINDING EFFECT ON SUCCESSORS AND ASSIGNS
     This lease and the covenants and conditions of this lease apply to and are binding on the heirs, successors, executors, administrators, and assigns of the parties to this lease.
                          SECTION XXII
                      TIME OF THE ESSENCE
     Time is of the essence in this lease.
                         SECTION XXIII
              EFFECT OF EMINENT DOMAIN PROCEEDINGS
     If any part of the leased premises is taken by eminent domain, lessor may, at its sole option, terminate the lease by giving written notice to lessee within forty-five (45) days after the taking, or if by reason of any such taking lessee's operation on the leased premises is materially impaired, lessee shall have the option to terminate this lease, by giving written notice to lessor within forty-five (45) days after the taking and the rent will be adjusted as of the date of the notice.
                          SECTION XXIV
                           INSOLVENCY
     The occurrence of any of the following events shall constitute a breach of this lease by lessee and a default under this agreement: (1) the appointment of a receiver to take possession of all or substantially all of the assets of lessee; or (2) a general assignment by lessee for the benefit of creditors; or (3) any action taken by lessee under any insolvency or bankruptcy act.
                          SECTION XXV
                      COMPLIANCE WITH LAW
     Lessee shall, at its sole cost and expense, comply with all laws pertaining to lessee's use of the premises, and shall faithfully observe all laws in the use of the premises. Lessee shall not be required to remedy any pre-existing condition. The judgment of any court of competent jurisdiction, or the admission of lessee in any action or proceeding against lessee, whether the lessor is a party to it or not, that lessee has violated any law in the use of the premises shall be conclusive of that fact as between lessor and lessee. Without limiting the generality of the foregoing, the duties of lessee under this provision shall include the making of all such alterations of the premises as may be required by law by reason of the particular manner or mode of use of the premises by lessee, or occasioned by reason of the failure of lessee to maintain or repair the premises as required under this lease.
                              XXVI
                LESSEE'S RIGHT OF FIRST REFUSAL
     If lessor has the opportunity to sell the leased premises, he shall give lessee thirty (30) days' prior written notice of such proposed sale and the terms thereof. Lessee shall have the first option to purchase the leased premises within such 30-day period at the same price and on the same terms of any such proposal. Should lessee decide not to purchase the leased premises pursuant to the option set forth hereinabove, lessee shall have no less than ninety (90) days from the date of the expiration of said 30-day period to relocate to another property.
                             XXVII
               EFFECT OF EXERCISE OF OR FAILURE
                  TO EXERCISE RIGHTS BY LESSOR
     Neither the exercise of nor failure to exercise any right, option, or privilege under this lease by lessor shall exclude lessor from exercising any and all other rights, options, or privileges under this lease, nor shall such exercise or nonexercise relieve lessee from lessee's obligation to perform each and every covenant and condition to be performed by lessee under this lease, or from damages or other remedy for failure to perform or meet the obligations of this lease.
                             XXVIII
                             WAIVER
     The waiver by lessor of any breach of any term, covenant, or condition contained in this lease shall not be deemed to be a waiver of such term, covenant, or condition, or of any subsequent breach of such term, covenant, or condition, or of any other term, covenant, or condition in this lease. The acceptance of rent under this lease by lessor shall not be deemed to be a waiver of any preceding breach by lessee of any term, covenant, or condition of this lease other than lessee's breach in failing to pay the particular rent so accepted regardless of lessor's knowledge of such additional preceding breach at the time of the acceptance of such rent.
                          SECTION XXIX
                        REPRESENTATIONS
     This lease represents the entire agreement of the parties with respect to the parties' rights and duties under this lease. Lessee acknowledges that neither lessor nor any agent, servant, or representative of lessor, or any person purporting to act on lessor's behalf, has made any representation, warranty, or statement regarding any matter relating to this lease that is not expressly covered in this lease. With respect to such matters, lessee is relying upon lessee's own independent investigation and sources of information.
                                SECTION XXX
                            MEMORANDUM OF LEASE
     Each party shall cooperate in executing any and all other documents required to protect a party's rights hereunder or permit lessee's permitted use including, without limitation, applications for permits or government approvals, zoning applications, a Memorandum of Lease or easement agreements. The aforementioned Memorandum of Lease in the form of Exhibit A attached hereto shall be executed by both parties and recorded.

     IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

Signed, sealed and delivered
in the presence of:
                                   LESSOR:

                                        /S/  DAVID BUMGARDNER
Name:                                   DAVID BUMGARDNER


Name:

                                   LESSEE:

                                   FIRST CHOICE AUTO FINANCE,
                                   INC., a Florida corporation

                                   By:  /S/  J. NEAL HUTCHINSON, JR.
Name                               Name:  J. NEAL HUTCHINSON, JR.
                                   Title:    VICE PRESIDENT

Name:


STATE OF FLORIDA
COUNTY OF______________
     BEFORE ME, the undersigned authority, personally appeared DAVID BUMGARDNER to me known to be the person who executed this document the
foregoing  lease  on this          day of ____________, 1997.   IN  WITNESS
WHEREOF, I have hereunto set my hand and affixed my official seal the day of ____________, 1997.


                                   NOTARY PUBLIC at Large
     [Notary Seal]                         State of Florida
                                   My Commission Expires: